Exhibit (a)(1)(xi)

Phathom PHARMACEUTICALS Option Exchange Commencement Date: June 15, 2023 Expiration Time: July 14, 2023 at 11:59pm Eastern Time We are offering you the opportunity to exchange some or all of your eligible stock options, as described in the offer to exchange certain outstanding stock options for restricted stock units (the “offer to exchange”), for a lesser number of restricted stock units (“rsus”) based on a ratio of rus per 2 shares underlying an eligible stock option. We refer to this program as the “option exchange.” Resources Click on any of the links below to learn more. Schedule TO Offer to Exchange Offer to Exchange - FAQs Email to all eligible employees and consultants from terrie curran, president and chief executive officer, dated june 15, 2023 Email to all eligible Participants from joe hand, chief administrative officer, dated june 15, 2023 Second email to all eligible participants from joe hand, chief administrative officer Election Terms and Conditions Option Exchange Presentation to employees and Consultants 2019 incentive Award Plan Form of restricted stock Unit Agreement The PDF documents above require Adobe Acrobat Reader. If necessary you can download it from Adobe. Make My Election You have 29 days left to elect whether to keep your eligible stock options or exchange some or all of them. Before you make your election, we encourage you to carefully read offering materials in the resources section. Election form note only eligible options may be exchanged pursuant to the option exchange. For these purposes, “eligible options” are those options granted under our 2019 incentive award plan with an exercise price greater than $30.00 per share that remain outstanding and unexercised prior to the completion of the option exchange. Options that expire pursuant to their terms prior to the completion of the option Exchange are forfeited and not eligible to be exchanged for new RSUs. Need help? Contact stockadmin@phathompharma.com The Option Exchange Is being made pursuant to the terms and conditions set forth In the Tender Offer Statement on Schedule TO, Including the Offer to Exchange, and other related materials filed with the Securities and Exchange Commission, which are available to you free of charge on this Option Exchange website or at www.sec.gov. You should read these materials carefully because they contain important information about the Option Exchange, Including risks related thereto.

Resources

Elections | Value Calculator

File	Description
PHAT - Schedule TO.pdf	Schedule TO
PHAT- Offer to Exchange.pdf	Offer to Exchange
PHAT - Email to All Employees and Consultants.pdf	Email to All Employees and Consultants
PHAT - Email to All Eligible Participants.pdf	Email to All Eligible Participants
PHAT - Second Email to All Eligible Participants.pdf	Second Email to All Eligible Participants
PHAT - Election Terms and Conditions.pdf	Election Terms and Conditions
PHAT - Form of Email Confirmation to Eligible Employees and Consultants.pdf	Form of Email Confirmation to Eligible Employees and Consultants
PHAT - Form of First Reminder Email.pdf	Form of First Reminder Email
PHAT - Form of Second Reminder Email.pdf	Form of Second Reminder Email
PHAT - Form of Final Reminder Email.pdf	Form of Final Reminder Email
PHAT - Form of Notice Email to Eligible Employees and Consultants Regarding Expiration of Offering Period.pdf	Form of Notice Email to Eligible Employees and Consultants Regarding Expiration of Offering Period
PHAT - Option Exchange Frequently Asked Questions.pdf	Option Exchange Frequently Asked Questions
PHAT - Option Exchange Presentation to Employees and Consultants.pdf	Option Exchange Presentation to Employees and Consultants
PHAT - 2019 Incentive Award Plan.pdf	2019 Incentive Award Plan
PHAT - Form of Restricted Stock Unit Agreement.pdf	Form of Restricted Stock Unit Agreement

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Election Form

Indicate your decision to tender your eligible stock options for exchange on a grant-by-grant basis by selecting the "Exchange" choice in the Election column.

If you do not want to tender one or more of your eligible stock options for exchange, select the "Do Not Exchange" choice in the Election column for those particular stock options.

If you do not select the "Exchange" choice with respect to an eligible stock option, your election with respect to an eligible stock option will default to "Do Not Exchange." In that event, the eligible stock option will not be exchanged.

You may not tender only a portion of an eligible stock option grant.

Option Exchange

Commencement Date: June 15, 2023

Expiration Time: July 14, 2023 at 11:59pm Eastern Time

Value Calculator | Resources

Grant Date	Grant ID	Award Type*	Per Share Exercise Price	Total Outstanding Shares Underlying Option Grant**	Vested Options as of 7/14/2023***	Unvested Options as of 7/14/2023***	New RSUs	Election
5/3/2020	OP0023046	ISO	$31.50	2,500	1,875	625	1,250	
5/3/2020	OP0023047	NQ	$31.50	8,500	6,375	2,125	4,250	
7/3/2020	OP0023048	NQ	$32.20	4,500	3,000	1,500	2,250	
1/30/2021	OP0023049	ISO	$39.11	500	0	500	250	
1/30/2021	OP0023050	NQ	$39.11	15,500	12,750	2,750	7,750	

*This column displays the Award Type. There are two types of stock options – incentive stock options and non-qualified stock options – and the tax treatment of each type is different. Some of your eligible options may consist entirely of one of these two types of options and some of your eligible options may consist of a mix of both types due to the application of certain limits on incentive stock options under U.S. tax laws. This "split" is determined automatically at the time of grant and is reflected above. As a result, you may see two awards listed as of any given grant date, one representing the portion of the grant that qualifies as incentive stock options and the other representing the portion of the grant that qualifies as non-qualified stock options, although both awards are technically part of the same "grant" with the same grant date. For purposes of the Option Exchange, this "split" based on the tax status of the option will be disregarded. As a result, both portions of any such eligible option grant will be treated as one "grant" for purposes of the Option Exchange. Above, you will see one election box for both the incentive stock option and non-qualified components of an eligible option, and you must exchange all or none of such grant.

**This column displays the number of shares of our common stock subject to the stock option grant as of July 14, 2023 (assuming no exercise or early termination occurs, through July 14, 2023).

***These columns display the number of vested and unvested shares of our common stock subject to the stock option grant as of July 14, 2023 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through July 14, 2023).

The new RSUs will not be vested on their date of grant regardless of whether the surrendered option was fully vested in whole or in part. Instead, the new RSUs granted in the Option Exchange will vest in three equal installments on each of the first three anniversaries of the completion date, subject to continued service on the applicable vesting date.

Please refer to the Option Exchange documents, including Section 9 of the Offer to Exchange, for additional terms that may apply to the new RSUs.

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The Option Exchange is being made pursuant to the terms and conditions set forth in the Tender Offer Statement on Schedule TO, including the Offer to Exchange, and other related materials filed with the Securities and Exchange Commission, which are available to you free of charge on this Option Exchange website or at www.sec.gov. You should read these materials carefully because they contain important information about the Option Exchange, including risks related thereto.

Value calculator
The value calculator has been provided to you as a convenience for purposes of making limited mathematical calculations regarding the potential amount that could be received form the new RSUs to be granted pursuant to the option exchange if you choose to exchange your eligible stock options. The value calculator also does not take into account all of the factors that you should consider in deciding whether to participate in the option exchange. For example, the value calculator does not account for vesting or the remainder of the term of the eligible stock options. Note that you will be able to profit from the new rsus only if they actually vest. Therefore, even if the value calculator shows that the potential profit on the new rsus in greater than for an eligible option at the assumed prices you enter, you would be able to profit from the new rsus only it they actually vest. Note also that because of the rounding resulting from fractional shares, the values shown could be higher or lower than the actual result.
See value of awards at: 12.3
Elections Resources
Eligible option grant new rus grant
Grant date eligible stock options exercise price value1 new rsus break-even price value1
5/3/2020
7/3/2020
1/30/2021
Total
2,500
8,500
4,500
500
15,500
31,500
$31.50
$32.20
$39.11
$0
1,250
4,250
2,250
250
7,750
15,750
$63.00
$64.40
$78.22
$15,375
$52,275
$27,675
$3,075
$95,325
$193,725
1value is based on the stock price entered above by you.
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The Option exchange being made present to the termed and contactors set forth in the Tender Offer statement on Schedule TO, including the offer to Exchange, and other related material filed with the Securest and Exchange Commission, which are available to you free of charge on this Option Exchange website of at www.sec.gov. You should read these materials carefully because they contain important information about the Option Exchange including risk related thereto.
Important legal notification: the value calculator is not a financial or tax planning tool and information received using the value calculator does not contribute a recommendation as to whether or not to participation in the option exchange. The simulation are hypothetical and do not reflect your personal tax or financial circumstances. You should consult your tax. Financial and legal advisor for advice related to your specific situation. Additionally, in the value calculator, the company makes no forecast or projection regarding the value of the new rsus that will be granted in the option exchange or as to the future market price of the company’s common shares, which may increase or decrease. You are responsible for verifying the accuracy of any information that you enter into the value calculator.

Confirm Elections You have made the following elections with respect to your eligible stock options. Grant Date Grant ID Award Type* Per Share Exercise Price Total Outstanding Shares Underlying Option Grant** Vested Options as of 7/14/2023*** Unvested Options as of 7/14/2023*** New RSUs Election 5/3/2020 DEMOGRANT21 ISO $31.50 12,696 9,522 3,174 6,348 Exchange 5/3/2020 DEMOGRANT22 NQ $31.50 32,304 26,103 6,201 16,152 7/3/2020 DEMOGRANT23 NQ $32.20 12,000 8,750 3,250 6,000 Exchange 1/30/2021 DEMOGRANT24 ISO $39.11 506 0 506 253 Exchange *This column displays the Award Type. There are two types at stock options - incentive stock options and non-qualified stock options - and the tax treatment of each type is different. Some of your eligible options may consist entirely of one of these two types of options and some of your eligible options may consist of a mix of both types due to the application of certain limits on incentive stock options under U.S. tax laws. This “split” is determined automatically at the time of grant and is reflected above. As a result, you may see two awards listed as of any given grant date, one representing the portion of the grant that qualifies as incentive stock options and the other representing the portion of the grant that qualifies as non-qualified stock options, although both awards are technically part of the same “grant” with the same grant date. For purposes of the Option Exchange, this “split” based on the tax status of the option will be disregarded. As a result, both portions of any such eligible option grant will be treated as one “grant” for purposes of the option Exchange. As shown in the table above, your election will apply to both the incentive stock option and non-qualified components of an eligible option. **This column displays the number of shares or our common stock subject to the stock option grant as of July 14, 2023 (assuming no exercise or early termination occurs, through July 14, 2023). ***These columns display the number of vested and unvested shares of our common stock subject to the stock option grant as of July 14, 2023 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through July 14, 2023). The new RSUs will not be vested on their date of grant regardless of whether the surrendered option was fully vested in whole or in part. Instead, the new RSUs granted in the Option Exchange will vest in three equal installments on each of the first three anniversaries of the completion date, subject to continued service on the applicable vesting date. Please refer to the Option Exchange documents, including Section 9 of the Offer to Exchange, for additional terms that may apply to the new RSUs. I acknowledge that I have read all of the Option Exchange documents, including the Offer to Exchange, which contain the specific terms and conditions of the Option Exchange. I acknowledge that, if I change my election, my election in effect at the completion of the Option exchange (July 14, 2023, 11:59 pm Eastern Time, unless the offer is extended) will be my final election. I also agree to the Election Terms and Conditions and related instructions included in the Resources section of this Option Exchange website and attached to the email I received from Joe hand, Chief administrative Officer. If I elected to exchange my eligible stock options, my electronic signature below indicates my agreement to be bound by the terms and conditions of the Phathom Pharmaceuticals, Inc. 2019 Incentive Award Plan and RSU agreement thereunder. If I elect not to exchange my eligible stock options, my eligible stock options will remain outstanding with their current terms and I will not receive any new RSUs. Electronic signature* Use your mouse or finger to draw your signature above. Clear An email confirmation will be sent to Cancel Submit The Option Exchange is being made pursuant to the terms and conditions set forth in the Tender Offer Statement on Schedule TO, including the Offer to Exchange, and other related materials filed with the Securities and Exchange Commission, which are available to you free of charge on this Option Exchange website or at www.sec.gov. You should read these materials carefully because they contain important information about the Option Exchange, including risks related thereto.

Elections Complete

Finished

Phathom Pharmaceuticals, Inc. ("Phathom") has received your election via Phathom's Option Exchange website by which you elected to accept or reject Phathom's offer to exchange certain outstanding stock options for restricted stock units ("RSUs") with respect to some or all of your outstanding eligible stock option grants, subject to the terms and conditions of the Offer to Exchange (the "Option Exchange").

Your election has been recorded as follows:

Name:
Employee ID:
Date and Time:

Grant Date	Grant ID	Award Type*	Per Share Exercise Price	Total Outstanding Shares Underlying Option Grant**	Vested Options as of 7/14/2023***	Unvested Options as of 7/14/2023***	New RSUs	Election
5/3/2020	DEMOGRANT21	ISO	$31.50	12,696	9,522	3,174	6,348	Exchange
5/3/2020	DEMOGRANT22	NQ	$31.50	32,304	26,103	6,201	16,152	
7/3/2020	DEMOGRANT23	NQ	$32.20	12,000	8,750	3,250	6,000	Exchange
1/30/2021	DEMOGRANT24	ISO	$39.11	506	0	506	253	Exchange

*This column displays the Award Type. There are two types of stock options – incentive stock options and non-qualified stock options – and the tax treatment of each type is different. Some of your eligible options may consist entirely of one of these two types of options and some of your eligible options may consist of a mix of both types due to the application of certain limits on incentive stock options under U.S. tax laws. This "split" is determined automatically at the time of grant and is reflected above. As a result, you may see two awards listed as of any given grant date, one representing the portion of the grant that qualifies as incentive stock options and the other representing the portion of the grant that qualifies as non-qualified stock options, although both awards are technically part of the same "grant" with the same grant date. For purposes of the Option Exchange, this "split" based on the tax status of the option will be disregarded. As a result, both portions of any such eligible option grant will be treated as one "grant" for purposes of the Option Exchange. As shown in the table above, your election will apply to both the incentive stock option and non-qualified components of an eligible option.

**This column displays the number of shares of our common stock subject to the stock option grant as of July 14, 2023 (assuming no exercise or early termination occurs, through July 14, 2023).

***These columns display the number of vested and unvested shares of our common stock subject to the stock option grant as of July 14, 2023 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through July 14, 2023).

The new RSUs will not be vested on their date of grant regardless of whether the surrendered option was fully vested in whole or in part. Instead, the new RSUs granted in the Option Exchange will vest in three equal installments on each of the first three anniversaries of the completion date, subject to continued service on the applicable vesting date.

Please refer to the Option Exchange documents, including Section 9 of the Offer to Exchange, for additional terms that may apply to the new RSUs.

If you change your mind regarding your election, you may change your election to accept or reject the Option Exchange with respect to some or all of your eligible stock option grants by submitting a new election. The new election must be delivered via Phathom's Option Exchange website at www.myoptionexchange.com, no later than the completion date, currently expected to be 11:59 pm Eastern Time, on July 14, 2023 (unless the offer is extended).

Only elections that are properly completed, electronically signed, dated and actually received by Phathom via the Option Exchange website at www.myoptionexchange.com on or before the completion date of the Option Exchange will be accepted. Elections submitted by any other means, including hand delivery, interoffice, email, U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted. If you have any questions, please direct them to the support team by email at stockadmin@phathompharma.com.

Please note that our receipt of your election is not by itself an acceptance of your stock options for exchange. For purposes of the Option Exchange, we will be deemed to have accepted stock options for exchange that are validly elected to be exchanged and are not properly withdrawn as of the time when we give oral or written notice to the stock option holders generally of our acceptance of stock options for exchange. We may issue this notice of acceptance by press release, email or other form of communication. Stock options accepted for exchange will be cancelled, and the new RSUs will be granted, on the cancellation date, which we presently expect will be July 14, 2023 (unless the offer is extended).

This notice does not constitute the Option Exchange. The full terms of the Option Exchange are described in (1) Offer to Exchange Certain Outstanding Stock Options for Restricted Stock Units; (2) the announcement email to all eligible employees and consultants from Terrie Curran, President and Chief Executive Officer, dated June 15, 2023; (3) the email to all eligible participants with additional information about the option exchange from Joe Hand, Chief Administrative Officer, dated June 15, 2023; (4) the second email to all eligible participants with additional information about the option exchange from Joe Hand, Chief Administrative Officer; and (5) the election terms and conditions, together with its associated instructions. You may access these documents through the U.S. Securities and Exchange Commission's website at www.sec.gov, on Phathom's Option Exchange website at www.myoptionexchange.com, or by contacting Phathom's Stock Administration team by email at stockadmin@phathompharma.com.

Print Election Confirmation

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Election Confirmation

Phathom Pharmaceuticals has received your election via Phathom Pharmaceuticals's Option Exchange website by which you elected to accept or reject Phathom Pharmaceuticals's offer to exchange certain outstanding stock options for restricted stock units ("RSUs") with respect to some or all of your outstanding eligible stock option grants, subject to the terms and conditions of the Offer to Exchange (the "Option Exchange").

Your election has been recorded as follows:

Name:
Employee ID:
Date and Time:

Grant Date	Grant ID	Award Type*	Per Share Exercise Price	Total Outstanding Shares Underlying Option Grant**	Vested Options as of 7/14/2023***	Unvested Options as of 7/14/2023***	New RSUs	Election
5/3/2020	DEMOGRANT21	ISO	$31.50	12,696	9,522	3,174	6,348	Exchange
5/3/2020	DEMOGRANT22	NQ	$31.50	32,304	26,103	6,201	16,152	
7/3/2020	DEMOGRANT23	NQ	$32.20	12,000	8,750	3,250	6,000	Exchange
1/30/2021	DEMOGRANT24	ISO	$39.11	506	0	506	253	Exchange

*This column displays the Award Type. There are two types of stock options – incentive stock options and non-qualified stock options – and the tax treatment of each type is different. Some of your eligible options may consist entirely of one of these two types of options and some of your eligible options may consist of a mix of both types due to the application of certain limits on incentive stock options under U.S. tax laws. This "split" is determined automatically at the time of grant and is reflected above. As a result, you may see two awards listed as of any given grant date, one representing the portion of the grant that qualifies as incentive stock options and the other representing the portion of the grant that qualifies as non-qualified stock options, although both awards are technically part of the same "grant" with the same grant date. For purposes of the Option Exchange, this "split" based on the tax status of the option will be disregarded. As a result, both portions of any such eligible option grant will be treated as one "grant" for purposes of the Option Exchange. As shown in the table above, your election will apply to both the incentive stock option and non-qualified components of an eligible option.

**This column displays the number of shares of our common stock subject to the stock option grant as of July 14, 2023 (assuming no exercise or early termination occurs, through July 14, 2023).

***These columns display the number of vested and unvested shares of our common stock subject to the stock option grant as of July 14, 2023 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through July 14, 2023).

The new RSUs will not be vested on their date of grant regardless of whether the surrendered option was fully vested in whole or in part. Instead, the new RSUs granted in the Option Exchange will vest in three equal installments on each of the first three anniversaries of the completion date, subject to continued service on the applicable vesting date.

Please refer to the Option Exchange documents, including Section 9 of the Offer to Exchange, for additional terms that may apply to the new RSUs.

If you change your mind regarding your election, you may change your election to accept or reject the Option Exchange with respect to some or all of your eligible stock option grants by submitting a new election. The new election must be delivered via Phathom's Option Exchange website at www.myoptionexchange.com, no later than the completion date, currently expected to be 11:59 pm Eastern Time, on July 14, 2023 (unless the offer is extended).

Only elections that are properly completed, electronically signed, dated and actually received by Phathom via the Option Exchange website at www.myoptionexchange.com on or before the completion date of the Option Exchange will be accepted. Elections submitted by any other means, including hand delivery, interoffice, email, U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted. If you have any questions, please direct them to the support team by email at stockadmin@phathompharma.com

Please note that our receipt of your election is not by itself an acceptance of your stock options for exchange. For purposes of the Option Exchange, we will be deemed to have accepted stock options for exchange that are validly elected to be exchanged and are not properly withdrawn as of the time when we give oral or written notice to the stock option holders generally of our acceptance of stock options for exchange. We may issue this notice of acceptance by press release, email or other form of communication. Stock options accepted for exchange will be cancelled, and the new RSUs will be granted, on the cancellation date, which we presently expect will be July 14, 2023 (unless the offer is extended).

This notice does not constitute the Option Exchange. The full terms of the Option Exchange are described in (1) Offer to Exchange Certain Outstanding Stock Options for Restricted Stock Units; (2) the announcement email to all eligible employees and consultants from Terrie Curran, President and Chief Executive Officer, dated June 15, 2023; (3) the email to all eligible participants with additional information about the option exchange from Joe Hand, Chief Administrative Officer, dated June 15, 2023; (4) the second email to all eligible participants with additional information about the option exchange from Joe Hand, Chief Administrative Officer; and (5) the election terms and conditions, together with its associated instructions. You may access these documents through the U.S. Securities and Exchange Commission's website at www.sec.gov, on Phathom's Option Exchange website at www.myoptionexchange.com, or by contacting Phathom's Stock Administration team by email at stockadmin@phathompharma.com.